Exhibit 99.1

Qualys Announces Third Quarter 2018 Financial Results

Revenue Growth of 20.5% Year-Over-Year

GAAP EPS: $0.56; Non-GAAP EPS: $0.49

Raises 2018 GAAP EPS Guidance to $1.19-$1.21

Raises 2018 Non-GAAP EPS Guidance to $1.62-$1.64

Acquired Layered Insight, a Pioneer in Container-Native

Application Protection

Announces Additional $100 Million 2-Year Share Repurchase Program

Foster City, Calif., – Oct. 30, 2018 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of cloud-based security and compliance solutions, today announced financial results for the third quarter ended September 30, 2018. For the quarter, the Company reported revenues of $71.7 million, net income under Generally Accepted Accounting Principles (“GAAP”) of $23.5 million, non-GAAP net income of $20.7 million, Adjusted EBITDA of $31.9 million, GAAP earnings per diluted share of $0.56, and non-GAAP earnings per diluted share of $0.49.

“Our outperformance on third quarter results reflects our strong competitive position as a leading cloud platform for security and compliance solutions. The Qualys Cloud platform is now strategic to our customers as they seek to both consolidate vendors and accelerate their migration of workloads to the cloud. With our IT asset management (ITAM) application expected to go into general availability this quarter, our platform unifies IT, security and compliance in a single-pane-of-glass view with two-second visibility across on-premises assets, endpoints, clouds, and soon, mobile, OT and IOT environments. You will find at www.qualys.com/visibility a short video that shows our Cloud Platform in action,” said Philippe Courtot, chairman and CEO of Qualys.

“We’re also delighted to announce the acquisition of Layered Insight, which is highly strategic because we believe that our integrated solution will be at the forefront of container security. With a highly scalable architecture, Layered Insight adds run-time capabilities and automated enforcement to our current Container Security solution and makes it an ideal solution for Intelligent Edge and serverless Container-as-a-Service (CaaS) deployments like AWS Fargate, which is quickly becoming the future of containers like IaaS and PaaS.”

“Furthermore, we are pleased to announce an increase in our share repurchase program, which reflects our commitment to minimize dilution and our belief in the inherent profitability of our Cloud model to continue growing shareholder value.”

Third Quarter 2018 Financial Highlights

Revenues: Revenues for the third quarter of 2018 increased by 20.5% to $71.7 million compared to $59.5 million for the same quarter in 2017.

Gross Profit: GAAP gross profit for the third quarter of 2018 increased by 18% to $55.1 million compared to $46.8 million for the same quarter in 2017. GAAP gross margin percentage was 77% for the third quarter of 2018 compared to 79% for the same quarter in 2017. Non-GAAP gross profit for the third quarter of 2018 increased by 19% to $56.6 million compared to $47.4 million for the same quarter in 2017. Non-GAAP gross margin percentage was 79% for the third quarter of 2018 compared to 80% for the same quarter in 2017.

Operating Income: GAAP operating income for the third quarter of 2018 increased by 67% to $18.1 million compared to $10.8 million for the same quarter in 2017. As a percentage of revenues, GAAP operating income was 25% for the third quarter of 2018 compared to 18% for the same quarter in 2017. Non-GAAP operating income for the third quarter of 2018 increased by 38% to $25.8 million compared to $18.7 million for the same quarter in 2017. As a percentage of revenues, non-GAAP operating income was 36% for the third quarter of 2018 compared to 31% for the same quarter in 2017.

Net Income: GAAP net income for the third quarter of 2018 was $23.5 million, or $0.56 per diluted share, compared to $8.5 million, or $0.21 per diluted share, for the same quarter in 2017. Non-GAAP net income for the third quarter of 2018 was $20.7 million, or $0.49 per diluted share, compared to non-GAAP net income of $12.4 million, or $0.31 per diluted share, for the same quarter in 2017.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the third quarter of 2018 increased by 34% to $31.9 million compared to $23.9 million for the same quarter in 2017. As a percentage of revenues, Adjusted EBITDA was 45% for the third quarter of 2018 compared to 40% for the same quarter in 2017.

Operating Cash Flow: Operating cash flow for the third quarter of 2018 declined by 4% to $31.6 million compared to $32.8 million for the same quarter in 2017. As a percentage of revenues, operating cash flow was 44% for the third quarter of 2018 compared to 55% for the same quarter in 2017.

Adoption of the new revenue recognition standard (ASC 606): ASC 606 resulted in the Company being required to capitalize commission expenses relating to new and upsell business and amortizing the expense over 5 years effective January 1, 2018. Without the adoption of ASC 606, commission expenses would have been $0.5 million higher in the third quarter of 2018.

Third Quarter 2018 Business Highlights

Select New Customers:

•

Department of Homeland Security, Saudi Information Technology Company, Lombard Odier, N M Rothschild & Sons, CEMEX Central, SA de CV, Aristocrat Technologies, Gamesa, Intuitive Surgical, Dallas-Fort Worth International Airport, Pure Storage.

Business Highlights:

At Black Hat USA 2018, Qualys:

•

Showcased Passive Network Sensor (PNS) and Cloud App, which significantly expand the power of the Qualys Cloud Platform by natively integrating network analysis (deep packet inspection) to provide complete IT visibility at scale and real-time data correlation, while drastically reducing cost and complexity when compared to existing enterprise solutions.

•

Announced that IBM X-Force Red will deploy the Qualys Cloud Agent and Qualys Cloud Apps into client environments across the globe as part of its X-Force Red Vulnerability Management Services (VMS), helping to identify, prioritize and remediate clients’ most critical vulnerabilities.

•

Unveiled a new Out-of-Band Configuration Assessment (OCA) sensor and Cloud App that allows customers to achieve complete visibility of all known IT infrastructure by pushing vulnerability and configuration data to the Qualys Cloud Platform from systems that are otherwise difficult or impossible to assess.

At Microsoft Ignite 2018, Qualys:

•

Introduced a new integration with Microsoft Azure Stack that provides Azure customers a single-pane view of the security and compliance posture across Azure infrastructure and user workloads, and allows customers using Azure’s hybrid cloud model to easily detect and identify vulnerable systems and applications across workloads deployed in Azure and Azure Stack.

•

Released new functionality to Cloud Security Assessment (CSA) that continuously monitors and assesses Azure workloads for compliance with the CIS (Center for Internet Security) Microsoft Azure Foundations Benchmark, helping organizations leveraging Azure to build security into DevOps initiatives.

•

Announced the Healthcare Cloud Security Stack (HCSS), a new joint solution with Trend Micro and XentIT that allows healthcare entities to build security into their data-driven healthcare decision-making applications as they migrate workloads to Microsoft Azure.

Additionally:

•

Announced Qualys Consulting Edition, a comprehensive offering for consultants, security consulting organizations and managed service providers (MSPs) that brings them the power and scale of the Qualys Cloud Platform in an easy-to-deploy, easy-to-use and cost-effective solution.

•	Announced that Qualys’ ranking on the SaaS 1000 list of fast-growing Software as a Service companies had significantly risen to #222 in Q2 from its #309 ranking in Q1.

Financial Performance Outlook

Fourth Quarter 2018 Guidance: Management expects revenues for the fourth quarter of 2018 to be in the range of $73.7 million to $74.5 million, representing 17% to 18% growth over the same quarter in 2017. GAAP net income per diluted share is expected to be in the range of $0.17 to $0.19, which assumes an effective income tax rate of 26%. Non-GAAP net income per diluted share is expected to be in the range of $0.39 to $0.41, which assumes an effective non-GAAP income tax rate of 23%. Fourth quarter 2018 EPS estimates are based on approximately 41.9 million weighted average diluted shares outstanding for the quarter.

Full Year 2018 Guidance: Management now expects revenues for the full year 2018 to be in the range of $278.4 million to $279.2 million, up from the previous guidance range of $278.0 million to $279.2 million. Expected growth over the full year 2017 is 21%. GAAP net income per diluted share is now expected to be in the range of $1.19 to $1.21, which assumes an effective income tax rate of 1%, up from the previous guidance range of $0.84 to $0.88. Non-GAAP net income per diluted share is now expected to be in the range of $1.62 to $1.64, which assumes an effective income tax rate of 23%, up from the previous guidance range of $1.46 to $1.50. Full year 2018 EPS estimates are based on approximately 42.0 million weighted average diluted shares outstanding.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its third quarter financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Tuesday, Oct. 30, 2018. To access the conference call, dial (877) 881-2609 in the U.S. or (970) 315-0463 for international participants with conference ID # 8038468. The live webcast of Qualys’ earnings conference call, investor presentation, and prepared remarks can also be accessed at https://investor.qualys.com/events.cfm. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact

Natasha Asar

Investor Relations

(650) 801-6172

ir@qualys.com

About Qualys, Inc.

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of cloud-based security and compliance solutions with over 10,300 customers in more than 130 countries, including a majority of each of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions in a single platform and build security into digital transformation initiatives for greater agility, better business outcomes and substantial cost savings. The Qualys Cloud Platform and its integrated Cloud Apps deliver businesses critical security intelligence continuously, enabling them to automate the full spectrum of auditing, compliance and protection for IT systems and web applications on premises, on endpoints and elastic clouds. Founded in 1999 as one of the first SaaS security companies, Qualys has established strategic partnerships with leading managed service providers and consulting organizations including Accenture, BT, Cognizant Technology Solutions, Deutsche Telekom, DXC Technology, Fujitsu, HCL Technologies, IBM, Infosys, NTT, Optiv, SecureWorks, Tata Communications, Verizon and Wipro. The company is also a founding member of the Cloud Security Alliance. For more information, please visit www.qualys.com.

Qualys and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: our expectations regarding our IT asset management application; the capabilities of our platform; the related benefits of our new strategic acquisition; our belief in the inherent profitability of our cloud model to continue growing shareholder value; our strategy and our business model and our ability to execute such strategy; our guidance for revenues, GAAP EPS and non-GAAP EPS for the fourth quarter and full year 2018, and our expectations for the number of weighted average diluted shares outstanding and effective income tax rate for the fourth quarter and full year 2018. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles, seasonal buying patterns and length of our sales cycle; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates, unexpected fluctuations in our effective tax rate on a GAAP and non-GAAP basis, our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the Securities and Exchange Commission on August 2, 2018.

The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Qualys monitors operating measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and Adjusted EBITDA. In computing these non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, non-recurring expenses and acquisition-related expenses that do not reflect ongoing costs of operating the business. Qualys also monitors Adjusted EBITDA (defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, other (income) expense, net, non-recurring expenses, and acquisition-related expenses that do not reflect ongoing costs of operating the business). Qualys believes that these non-GAAP operating metrics help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and Adjusted EBITDA.

Furthermore, Qualys uses these operating measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, and Adjusted EBITDA provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry. Non-GAAP net income and non-GAAP net income per diluted share for the three months ended September 30, 2018 excludes $0.8 million of amortization of intangibles from acquisitions of Nevis Networks, NetWatcher and 1Mobility and $0.04 million of compensation expense from the acquisition of NetWatcher that do not reflect ongoing costs of operating the business.

Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation and non-recurring expenses). The actual dollar amount of reconciling items in the fourth quarter and full year 2018 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the fourth quarter and full year 2018. Accordingly, a reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.

In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include tax adjustments required to achieve the effective tax rate on a non-GAAP basis, which could differ from the GAAP effective tax rate. The Company believes its estimated non-GAAP effective tax rate of 23% in 2018 is a reasonable estimate under its global operating structure. The Company intends to re-evaluate the non-GAAP effective tax rate on an annual basis. However, it may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues	$71,658	$59,490	$204,689	$167,913
Cost of revenues (1)	16,511	12,728	48,660	37,175

Gross profit	55,147	46,762	156,029	130,738
Operating expenses:
Research and development (1)	12,501	10,892	38,182	31,240
Sales and marketing (1)	15,489	15,475	50,698	46,872
General and administrative (1)	9,040	9,546	29,731	25,112

Total operating expenses	37,030	35,913	118,611	103,224

Income from operations	18,117	10,849	37,418	27,514
Other income (expense), net:
Interest expense	(35)	—	(112)	(3)
Interest income	1,651	753	4,193	1,775
Other expense, net	(500)	(82)	(836)	(288)

Total other income, net	1,116	671	3,245	1,484

Income before income taxes	19,233	11,520	40,663	28,998
(Benefit from) provision for income taxes	(4,236)	3,068	(2,241)	(8,586)

Net income	$23,469	$8,452	$42,904	$37,584

Net income per share:
Basic	$0.60	$0.22	$1.10	$1.01

Diluted	$0.56	$0.21	$1.02	$0.95

Weighted average shares used in computing net income per share:
Basic	39,170	37,703	38,907	37,162

Diluted	42,197	40,299	42,113	39,601

(1) Includes stock-based compensation as follows:
Cost of revenues	$625	$532	$1,888	$1,569
Research and development	1,937	1,503	5,754	4,229
Sales and marketing	1,163	1,231	3,669	3,444
General and administrative	3,033	4,477	11,361	9,280

Total stock-based compensation	$6,758	$7,743	$22,672	$18,522

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$23,469	$8,452	$42,904	$37,584
Available-for-sale marketable securities:
Change in net unrealized (loss) gain, net of tax	(85)	103	(427)	32
Reclassification adjustment for net realized gain included in net income, net of tax	154	12	249	4

Other comprehensive income (loss), net of tax	69	115	(178)	36

Comprehensive income	$23,538	$8,567	$42,726	$37,620

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$97,964	$86,591
Short-term marketable securities	228,542	201,823
Accounts receivable, net	58,612	64,412
Prepaid expenses and other current assets	16,623	16,524

Total current assets	401,741	369,350
Long-term marketable securities	64,103	67,224
Property and equipment, net	64,503	58,557
Deferred tax assets, net	28,248	25,066
Intangible assets, net	13,741	12,401
Long-term investment	2,500	—
Goodwill	1,849	1,549
Restricted cash	1,200	1,200
Other noncurrent assets	8,115	2,178

Total assets	$586,000	$537,525

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,723	$1,144
Accrued liabilities	23,208	21,444
Deferred revenues, current	155,115	143,186

Total current liabilities	183,046	165,774
Deferred revenues, noncurrent	17,558	17,136
Other noncurrent liabilities	11,256	11,071

Total liabilities	211,860	193,981
Stockholders’ equity:
Common stock	39	39
Additional paid-in capital	329,045	304,155
Accumulated other comprehensive loss	(752)	(574)
Retained earnings	45,808	39,924

Total stockholders’ equity	374,140	343,544

Total liabilities and stockholders’ equity	$586,000	$537,525

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$42,904	$37,584
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	21,224	15,054
Bad debt expense	—	353
Loss on disposal of property and equipment	31	3
Stock-based compensation	22,672	18,522
Amortization of premiums and accretion of discounts on marketable securities	(586)	1,155
Deferred income taxes	(4,024)	(17,631)
Excess tax benefits included in deferred tax assets	—	7,880
Changes in operating assets and liabilities:
Accounts receivable	5,800	317
Prepaid expenses and other assets	(5,733)	(405)
Accounts payable	182	(706)
Accrued liabilities	5,803	747
Deferred revenues	12,351	17,716
Other noncurrent liabilities	(1,804)	1,190

Net cash provided by operating activities	98,820	81,779

Cash flows from investing activities:
Purchases of marketable securities	(242,056)	(198,866)
Sales and maturities of marketable securities	218,865	148,025
Purchases of property and equipment	(19,496)	(26,612)
Business acquisitions	(3,359)	(5,753)
Purchase of privately-held investment	(2,500)	—

Net cash used in investing activities	(48,546)	(83,206)

Cash flows from financing activities:
Proceeds from exercise of stock options	20,896	22,778
Payments for taxes related to employee net share settlement of equity awards	(12,010)	(17,571)
Principal payments under capital lease obligations	(1,203)	—
Repurchase of common stock	(46,542)	—

Net cash (used in) provided by financing activities	(38,859)	5,207

Effect of exchange rate changes on cash and cash equivalents	(42)	—

Net increase in cash, cash equivalents and restricted cash	11,373	3,780
Cash, cash equivalents and restricted cash at beginning of period	87,791	87,937

Cash, cash equivalents and restricted cash at end of period	$99,164	$91,717

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$23,469	$8,452	$42,904	$37,584
Depreciation and amortization of property and equipment	6,110	5,098	18,862	14,662
Amortization of intangible assets	864	173	2,361	392
Interest expense	35	—	112	3
(Benefit from) provision for income taxes	(4,236)	3,068	(2,241)	(8,586)

EBITDA	26,242	16,791	61,998	44,055
Stock-based compensation	6,758	7,743	22,672	18,522
Other expense, net	(1,151)	(671)	(3,357)	(1,487)
Acquisition-related expense	38	—	1,926	—

Adjusted EBITDA	$31,887	$23,863	$83,239	$61,090

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP Cost of revenues	$16,511	$12,728	$48,660	$37,175
Less: Stock-based compensation	(625)	(532)	(1,888)	(1,569)
Less: Intangible asset amortization (1)	(839)	(86)	(2,286)	(86)

Non-GAAP Cost of revenues	$15,047	$12,110	$44,486	$35,520

GAAP Gross profit	$55,147	$46,762	$156,029	$130,738
Plus: Stock-based compensation	625	532	1,888	1,569
Plus: Intangible asset amortization (1)	839	86	2,286	86

Non-GAAP Gross profit	$56,611	$47,380	$160,203	$132,393

GAAP Research and development	$12,501	$10,892	$38,182	$31,240
Less: Stock-based compensation	(1,937)	(1,503)	(5,754)	(4,229)
Less: Acquisition-related expense (2)	(38)	—	(124)	—

Non-GAAP Research and development	$10,526	$9,389	$32,304	$27,011

GAAP Sales and marketing	$15,489	$15,475	$50,698	$46,872
Less: Stock-based compensation	(1,163)	(1,231)	(3,669)	(3,444)
Less: Acquisition-related expense (2)	—	—	(1,802)	—

Non-GAAP Sales and marketing	$14,326	$14,244	$45,227	$43,428

GAAP General and administrative	$9,040	$9,546	$29,731	$25,112
Less: Stock-based compensation	(3,033)	(4,477)	(11,361)	(9,280)

Non-GAAP General and administrative	$6,007	$5,069	$18,370	$15,832

GAAP Operating expenses	$37,030	$35,913	$118,611	$103,224
Less: Stock-based compensation	(6,133)	(7,211)	(20,784)	(16,953)
Less: Acquisition-related expense (2)	(38)	—	(1,926)	—

Non-GAAP Operating expenses	$30,859	$28,702	$95,901	$86,271

GAAP Income from operations	$18,117	$10,849	$37,418	$27,514
Plus: Stock-based compensation	6,758	7,743	22,672	18,522
Plus: Intangible asset amortization (1)	839	86	2,286	86
Plus: Acquisition-related expense (2)	38	—	1,926	—

Non-GAAP Income from operations	$25,752	$18,678	$64,302	$46,122

GAAP Net income	$23,469	$8,452	$42,904	$37,584
Plus: Stock-based compensation	6,758	7,743	22,672	18,522
Plus: Intangible asset amortization (1)	839	86	2,286	86
Plus: Acquisition-related expense (2)	38	—	1,926	—
Less: Tax adjustment	(10,417)	(3,898)	(17,777)	(25,724)

Non-GAAP Net income	$20,687	$12,383	$52,011	$30,468

Non-GAAP Net income per share:
Basic	$0.53	$0.33	$1.34	$0.82

Diluted	$0.49	$0.31	$1.24	$0.77

Weighted average shares used in non-GAAP net income per share:
Basic	39,170	37,703	38,907	37,162

Diluted	42,197	40,299	42,113	39,601

Note (1): Includes amortization of intangible assets from acquisitions of Nevis Networks, NetWatcher and 1Mobility.

Note (2): Relates to compensation expense from the acquisition of NetWatcher.

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2018	2017
GAAP Cash flows provided by operating activities	$98,820	$81,779
Less:
Purchases of property and equipment	(19,496)	(26,612)
Principal payments under capital lease obligations	(1,203)	—

Non-GAAP Free cash flows	$78,121	$55,167